MRU HOLDINGS, INC. INTENDS TO COMMENCE
PRIVATE OFFERING OF EQUITY OR CONVERTIBLE DEBT SECURITIES
PROPOSES TO RAISE UP TO $250 MILLION

NEW YORK CITY – (September 8, 2008) – MRU Holdings, Inc. (Nasdaq: UNCL) (the “Company”) announced today that it intends to commence a private offering of up to $250 million in gross proceeds of equity or convertible debt securities, subject to market and other conditions.

The Company expects the net proceeds from this offering will be used to finance the growth of the Company’s business, finance private student loan originations on a levered or unlevered basis, repay outstanding bridge and other note obligations and for general corporate and working capital purposes.

The securities to be sold in the private offering will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction and may not be offered or sold in the United States or to or for the benefit of U.S. persons unless so registered except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable securities laws in such other jurisdictions.

This press release is issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Safe Harbor Statement
The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve risks and uncertainties that, if realized, could materially impair the Company's ability to complete the private offering or its results of operations and/or its financial condition. These forward-looking statements may be affected by the risks and uncertainties inherent in the debt and equity capital markets, the educational finance market and in the Company's business, as disclosed by the risk factors contained in the Company's annual report on Form 10-KSB for the fiscal year ended June 30, 2007, and subsequent quarterly reports on Form 10-Q. The Company cautions that certain important factors may have affected and could in the future affect the Company's beliefs and expectations, and could cause actual results to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. The forward-looking statements contained herein are made as of the date hereof and the Company does not assume any obligation to update or supplement forward-looking statements that become untrue because of subsequent events or circumstances.